UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported May 8, 2013

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2013, Florida Gaming Corporation (the “Company”) and its wholly owned subsidiary, Florida Gaming Centers, Inc. (“Centers”) entered into a Third Amendment to Stock Purchase Agreement with Silvermark LLC pursuant to which the parties agreed to amend the Stock Purchase Agreement dated as of November 25, 2012 to extend the agreement’s expiration time until 11:59 P.M., E.T on May 31, 2013. Under the amendment, if the transactions contemplated by the Stock Purchase Agreement have not been consummated on or before May 31, 2013, then Silvermark has the option to extend the expiration time, from time to time, to no later than 11:59 P.M., E.T. on August 30, 2013 upon written notice to the Company. Before the amendment, the agreement’s stated expiration time was 4:00 P.M., E.T on May 10, 2013.

The foregoing description of the Third Amendment to Stock Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1 attached hereto. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: May 14, 2013	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer